Exhibit 10.32

Amendment No. 6 to the

Amended and Restated Limited Liability Company Operating Agreement

of

VGG HOLDING LLC

This Amendment No. 6 (this “Amendment”) to the Amended and Restated Limited Liability Company Operating Agreement of VGG Holding LLC, a Delaware limited liability company (the “Company”), is entered into and shall be effective as of August    , 2009, by and among the Company, certain Investors of the Company listed on the signature pages hereof and the Persons listed as Additional Class B-1 Members on the signature pages hereof (the “Newly Admitted Members”).

WHEREAS, the Company was formed pursuant to that certain Limited Liability Company Operating Agreement, dated as of July 13, 2007, as amended and restated by that certain Amended and Restated Limited Liability Company Operating Agreement, dated as of August 15, 2007, by and among the Persons listed as Class A Members on the signature pages thereof, as amended by Amendment No. 1 to the Amended and Restated Limited Liability Company Operating Agreement, dated September 13, 2007, by and among the Company and the Persons listed as Class B Members on the signature pages thereof, as further amended by Amendment No. 2 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of September 21, 2007, by and among the Company, TCW/Crescent Mezzanine Partners IV, L.P., a Delaware limited partnership, TCW/Crescent Mezzanine Partners IVB, L.P., a Delaware limited partnership, MAC Equity Holdings, LLC, a Delaware limited liability company, and Newstone Capital Partners, L.P., a Delaware limited partnership, as further amended by Amendment No. 3 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of October 26, 2007, by and among the Company and the Persons listed as Additional Class B Members on the signature pages thereof, as further amended by Amendment No. 4 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of November 30, 2007, by and among the Company, the Persons listed as Original Golden Gate Members on the signature pages thereof and CCG AV, LLC - Series E, a Delaware limited liability company and an Affiliate of the Original Golden Gate Members, and as further amended by Amendment No. 5 to the Amended and Restated Limited Liability Company Operating Agreement, dated as of March 4, 2009, by and among the Company, the Persons listed as Additional Class A Member on the signature pages thereof (the “Operating Agreement”).

WHEREAS, the Board of Managers of the Company has approved the creation of the Class B-1 Membership Interests and the issuance of Class B-1 Percentage Interests to the Newly Admitted Members and desires to admit the Newly Admitted Members (the “Admission”).

WHEREAS, in connection with the Admission and the creation of the Class B-1 Membership Interests, the Company desires to amend certain provisions of the Operating Agreement pertaining to the creation of the Class B-1 Membership Interests and admission of Additional Members (the “Amendment”);

WHEREAS, each of Investors listed on the signature pages hereto constitute all the Investors whose Percentage Interest is equal to or greater than 10% of the Total Percentage Interest of the Company;

NOW, THEREFORE, in consideration of the mutual agreements made herein, the Company, the Investors listed on the signature pages hereof and the Newly Admitted Members hereby agree to amend the Operating Agreement as follows:

1.             Unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them in the Operating Agreement.

2.             In accordance with Sections 3.3 and 7.1(a) of the Operating Agreement, effective as of the date hereof, the Newly Admitted Members are hereby admitted to the Company as Additional Class B-1 Members.

3.             Schedule A and Schedule B to the Operating Agreement are hereby amended in the forms annexed hereto, and Schedule B-1 is hereby added to the Operating Agreement in the form annexed hereto, to reflect the names, addresses, Capital Contributions, Class A Percentage Interests, Class B Percentage Interests and Class B-1 Percentage Interests of the Members after the admission of the Newly Admitted Members to the Company.

4.             The following defined terms shall be added to Article I of the Operating Agreement in the appropriate alphabetical order:

““Additional Class B-1 Members” means those Persons admitted as Class B-1 Members of the Company pursuant to Section 3.3.”

““Class B-1 Member” means a Member identified on Schedule B-1 at the time of reference.”

““Class B-1 Membership Interest” means each Class B-1 Membership Interest described in Section 3.1.”

““Class B-1 Percentage Interest” means, with respect to any Class B-1 Member, the Percentage Interest held by such Class B-1 Member in its capacity as a Class B-1 Member, as set forth opposite such Class B-1 Member’s name on Schedule B-1, as it may be modified or supplemented from time to time.”

““Floor” means an amount determined by the Board of Managers at the time of issuance of any Class B-1 Membership Interests, which amount shall not be less than the Fair Market Value of the Company as of such date, determined in good faith by the Board of Managers. In the absence of any contemporaneous determination of a Floor by the Board of Managers at the time of issuance of any Class B-1 Membership Interests, the Floor shall be equal to the Fair Market Value of the Company as of such date, as subsequently determined in good faith by the Board of Managers.

““Excess Distributions” shall have the meaning set forth in Section 4.4.”

““Participating Class B-1 Membership Interest” shall have the meaning set forth in Section 4.4.(e).””

5.             The defined term “Additional Members” shall be deleted in its entirety and replaced with the following:

““Additional Members” means those Persons admitted as Additional Class A Members, Additional Class B Members or Additional Class B-1 Members of the Company pursuant to Section 3.3.”

6.             The defined term “Member” shall be deleted in its entirety and replaced with the following:

“Member” means each Person who is a Class A Member, Class B Member and/or a Class B-1 Member.”

7.             The defined term “Percentage Interest” shall be deleted in its entirety and replaced with the following:

““Percentage Interest” means, with respect to any Member, the total percentage interest set forth opposite each Member’s name on Schedule A, Schedule B or Schedule B-1, as the case may be, as it may be modified or supplemented from time to time in accordance with the terms of this Agreement.”

8.             The defined term “Special Members” shall be deleted in its entirety and replaced with the following:

““Special Members” means the individuals designated as such on Schedule A. For the avoidance of doubt, the Special Members shall be Class A Members; provided, that to the extent the Special Members hold Class B Membership Interests or Class B-1 Membership Interests, as the case may be, they will be subject to the terms of this Agreement applicable to the Class B Members or Class B-1 Members, as the case may be, in so far as such provisions relate to their respective Class B Membership Interests or Class B-1 Membership Interests, as the case may be.”

9.             The defined term “Total Percentage Interest” shall be deleted in its entirety and replaced with the following:

““Total Percentage Interest” means the sum of all outstanding Class A Percentage Interests, all outstanding Class B Percentage Interests and all outstanding Class B-1 Percentage Interests and shall be equal to 100%.”

10.           Section 3.1 of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“Three Classes of Membership Interest. The Company shall have three classes of Membership Interests, Class A Membership Interests, Class B Membership Interests and Class B-1 Membership Interests. Class B Membership Interests and Class B-1

Membership Interests shall be issued only to employees or directors of the AX Holding Group who are not, at the time of issuance, Excluded Class B Holders. Each of the Class A Membership Interests, Class B Membership Interests and Class B-1 Membership Interests shall have identical rights, obligations and privileges, except as otherwise provided in this Agreement.”

11.           Section 3.2 of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“Contributions. The names, addresses, Capital Contributions and Class A Percentage Interests of the Class A Members are set forth on Schedule A. The names, addresses, Capital Contributions and Class B Percentage Interests of the Class B Members are set forth on Schedule B. The names, addresses, Capital Contributions and Class B-1 Percentage Interests of the Class B-1 Members are set forth on Schedule B-1.”

12.             Section 3.3 of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“Additional Members. Subject, in the case of the issuance of Class A Membership Interests, to Section 3.6, following the Company’s formation, the Company may admit one or more Additional Class A Members, Additional Class B Members or Additional Class B-1 Members from time to time by an amendment to Schedule A, Schedule B or Schedule B-1, as the case may be, to this Agreement approved in writing by the Board of Managers and the Additional Members in accordance with this Agreement and no other consent or approval of any other Members shall be required in connection therewith, except as provided in Section 7.4(a). The Capital Contributions and Percentage Interests of any Additional Members shall be reasonably determined by the Board of Managers and valued at Fair Market Value by the Board of Managers (acting in good faith and on behalf of the Company) (including taking into consideration any accrued value of the Membership Interests issued prior to the admission of such Additional Class A Member); provided, however, that no Person shall be admitted as an Additional Class A Member or allocated a Class A Membership Interest except upon the payment of a Capital Contribution in the form of cash or securities or other property. Upon the admission to the Company of any Additional Members who are allocated Membership Interests in accordance with this Section 3.3, the Membership Interests of the other Members shall be reduced accordingly on a pro rata basis. Schedule A, Schedule B and Schedule B-1 shall be amended from time to time in accordance with the provisions of this Section 3.3 effective as of the effective date of the admission of an Additional Member to the Company. As a condition to being admitted to the Company, each Additional Member shall execute an agreement to be bound by the terms and conditions of this Agreement. For avoidance of doubt, the issuance of Class B Percentage Interests to Additional Class B Members and/or the issuance of Class B-1 Percentage Interests to Additional Class B-1 Members shall reduce (i) the Class A Percentage Interests of the Class A Members on a pro rata basis until such time as the Class B Limit is reached and (ii) after the Class B Limit is reached, the Class B Percentage Interests of the Class B Members and the Class B-1 Percentage Interests of the Class B-1 Members on a pro rata basis; and the issuance of Class A Percentage Interests to Additional Class A Members shall reduce the

Percentage Interests of all Members on a pro rata basis. Notwithstanding anything in this Agreement to the contrary, (i) in no event shall the sum of the aggregate Class B Percentage Interests and the aggregate Class B-1 Percentage Interests exceed 9.849764733% (such limit, which shall be reduced proportionately in the event of any issuance of Class A Membership Interests after the date of this Agreement, the “Class B Limit”), and (ii) in the event that Class B Percentage Interests are issued to Additional Class B Members and/or that Class B-1 Percentage Interests are issued to Additional Class B-1 Members, as the case may be, and the issuance or vesting of such Class B Percentage Interests and/or Class B-1 Percentage Interests, as the case may be, gives rise to a deduction for income tax purposes, such deduction shall be specially allocated to the Class A Members in accordance with their respective Class A Percentage Interests and, to the extent that the sum of the aggregate Class B Percentage Interests and Class B-1 Percentage Interests exceeds the Class B Limit, to the Class B Members and Class B-1 Members, as the case may be, in accordance with their respective Class B Percentage Interests or Class B-1 Percentage Interest, as the case may be, and in each case, immediately prior to such issuance.”

13.           The last sentence in Section 3.5 of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“Schedule A, Schedule B and Schedule B-1 shall be amended from time to time in accordance with the foregoing provisions of this Section 3.5.”

14.           Section 3.8 of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“Redemption of Class A Membership Interests. Notwithstanding any other provision of this Agreement, at any time from and after the occurrence of an IPO, any Class A Member holding Class A Membership Interests may require the Company to redeem all, but not less than all (other than any Residual Membership Interest as defined below), of his, her or its Class A Membership Interests in exchange for AX Holding Shares upon written notice (the “Redemption Notice”) to the Company (each such Class A Member, an “Electing Member”). The Redemption Notice shall be irrevocable unless the Company agrees otherwise. Such Electing Member shall give the Company customary representations and warranties on ownership of, and title to, its Class A Membership Interests at the time of redemption. The redemption price for the Class A Membership Interests redeemed pursuant to this Section 3.8 shall be an amount equal to the amount that would be distributed to such Electing Member in respect of such Class A Membership Interests subject to redemption if the Company were liquidated as of the date of the Redemption Notice in accordance with Section 11.3 of the Agreement (the “Redemption Price”); provided, however, that if the Redemption Notice is given prior to the sixth anniversary of the Closing Date, (i) the Redemption Price shall be calculated based on the assumption that the sum of the aggregate Class B Percentage Interests and the aggregate Class B-1 Percentage Interests is equal to the Class B Limit and that the Class B Membership Interests and Class B-1 Membership Interests in such amount are fully vested, and (ii) the Electing Member shall, in addition to the Redemption Price, retain upon redemption of such Class A Membership Interests, a residual membership interest in the Company equal to such Electing Member’s pro rata share of any increase in the aggregate Class A Membership Percentage Interest resulting from the sum of the Class B Percentage Interest and Class B-1 Percentage Interest being less than the Class B Limit upon the liquidation of the Company pursuant to Section 11.3 (the “Residual Membership Interest”). The Redemption Price shall be paid in AX Holding Shares having a Fair Market Value in the aggregate equal to the Redemption Price or, at the election of the Electing Member, the cash proceeds of a number of AX Holding Shares sold by the Company having a Fair Market Value in the aggregate equal to the Redemption Price. The redemption under this Section 3.8 shall occur on the fifth Business Day following the Company’s receipt of the Redemption Notice or such other time and date as the Company and the applicable Electing Member shall agree. In the event gain is recognized with respect to such redemption, appropriate allocation of income shall be made to the Electing Member. In connection with any redemption under this Section 3.8, the Company shall, and shall cause AX Holding to, take all such actions as are necessary to ensure that such Electing Member becomes a party to the Registration Rights Agreement and has all of the rights and obligations of an Investor Holder under the Registration Rights Agreement by entering into a joinder to the Registration Rights Agreement with AX Holding, and upon the execution and delivery of such joinder by such Electing Member and AX Holding, such Electing Member shall for all purposes be an Investor Holder under the Registration Rights Agreement.”

15.           Section 3.9 of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“Issuance of Class B Membership Interests or Class B-1 Membership Interests after the IPO. From and after the IPO, the prior approval of each of the Veritas Fund (so long as Veritas owns Membership Interests), Golden Gate (so long as it owns Membership Interests) and Goldman (so long as it owns Membership Interests) shall be required before the Company may issue any Class B Membership Interests and/or Class B-1 Membership Interests.”

16.           Section 4.2(a) of the Operating Agreement shall be deleted in its entirety and replaced with the following:

Subject to Section 4.2(b), in the event that prior to the later of August 15, 2012 or the fifth anniversary of the date the subject Class B Member or Class B-1 Member became a full-time employee or non-employee director of the AX Holding Group (which, for avoidance of doubt, will not include any credit for prior employment service with any entity acquired by a member of the AX Holding Group) (the “Employment/Directorship Date”), whichever is later, the employment of a Class B Member or Class B-1 Member by the AX Holding Group on a full time basis terminates for any reason or a Class B Member’s or Class B-1 Member’s directorship with the AX Holding Group terminates for any reason, then as of the date of such termination of full-time employment or termination of directorship, as the case may be (the “Termination Date”), the Class B Percentage Interest of such Class B Member and the Class B-1 Percentage Interest of such Class B-1 Member, as applicable, shall be reduced by the following percentage (the “Reduction Percentage”):

Termination	Reduction
Date	Percentage

Prior to August 15, 2008 or the first anniversary of the Employment/Directorship Date, whichever is later	100%

On or after August 15, 2008 or the first anniversary of the Employment/ Directorship Date, whichever is later, but prior to August 15, 2009 or the second anniversary of the Employment/ Directorship Date, whichever is later	80%

On or after August 15, 2009 or the second anniversary of the Employment/ Directorship Date, whichever is later, but prior to August 15, 2010 or the third anniversary of the Employment/ Directorship Date, whichever is later	60%

On or after August 15, 2010 or the third anniversary of the Employment/ Directorship Date, whichever is later, but prior to August 15, 2011 or the fourth anniversary of the Employment/Directorship Date, whichever is later	40%

On or after August 15, 2011 or the fourth anniversary of the Employment/ Directorship Date, whichever is later, but prior to August 15, 2012 or the fifth anniversary of the Employment/Directorship Date, whichever is later	20%

On or after August 15, 2012 or the fifth anniversary of the Employment/Directorship Date, whichever is later	0%

By way of example, if a Class B Member whose Employment/Directorship Date was prior to August 15, 2007 were to terminate his employment with AX Holding Group on August 15, 2010, his Class B Percentage Interest would be reduced by 40%. For the avoidance of doubt, employment as a consultant shall not be deemed to be “full-time employment”.”

17.           Section 4.2(c) of the Operating Agreement shall be deleted and replaced in its entirety by the following:

“Upon a reduction in the Class B Percentage Interest of a Class B Member or the Class B-1 Percentage of a Class B-1 Member, as the case may be, in accordance with Section 4.2(a), Schedule B and Schedule B-1 shall be amended to reflect such reduction, and the portion of such Class B Member’s Class B Percentage Interest or Class B-1 Member’s

Class B-1 Percentage Interest, as the case may be, which is so reduced shall be allocated to the Class A Members in proportion to their respective Class A Percentage Interests. In the event of such a reduction, such Class B Member or Class B-1 Member, as the case may be, shall be entitled to no payment whatsoever as compensation for such reduction in his or her respective Class B Percentage Interest or Class B-1 Percentage Interest.”

18.             Section 4.4(d) of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“fourth, to the Class B Members and Class B-1 Members pro rata in accordance with their respective Class B Percentage Interests and/or Class B-1 Percentage Interests, as the case may be, until such time as they have received pursuant to this Section 4.4(d) an amount equal to the sum of (A) the product of (i) the sum of (y) the aggregate Class B Percentage Interests and (z) the aggregate Class B-1 Percentage Interests of the Participating Class B-1 Membership Interests, and (ii) the aggregate amount distributed to the Class A Members under Section 4.4(c) plus (B) the product of (i) the sum of (y) the aggregate Class B Percentage Interests and (z) the aggregate Class B-1 Percentage Interests of the Participating Class B-1 Membership Interests and (ii) the amount resulting from the calculation in clause (A) plus (C) the product of (i) the sum of (y) the aggregate Class B Percentage Interests and (z) the aggregate Class B-1 Percentage Interests of the Participating Class B-1 Membership Interests and (ii) the amount resulting from the calculation in clause (B); and”

19.             The period at the end of Section 4.4(e) of the Operating Agreement shall be deleted and replaced with a semi-colon and the following paragraph shall be added at the end of Section 4.4 of the Operating Agreement:

“provided, however, that notwithstanding anything in this Section 4.4 to the contrary, a Class B-1 Member shall only participate in distributions to the extent the amount of such distributions, together with all prior distributions made following the issuance of such Class B-1 Member’s Class B-1 Membership Interests, exceeds the Floor of such Class B-1 Member’s Class B-1 Membership Interests (which proviso shall apply to each issuance of such Class B-1 Member’s Class B-1 Membership Interests if such Class B-1 Member was issued Class B-1 Membership Interests on more than one date). In accordance with the foregoing, a Class B-1 Member shall only participate in distributions under this Section 4.4 once the aggregate amount of all distributions made following the issuance of such Member’s Class B-1 Membership Interests exceeds the Floor (“Excess Distributions”) and then only to the extent of its right to Excess Distributions under Section 4.4(d) and Section 4.4(e). A Class B-1 Membership Interest that is entitled to receive Excess Distributions under Section 4.4(d) or Section 4.4(e) is referred to herein as a “Participating Class B-1 Membership Interest” to the extent of such Class B-1 Membership Interest’s right to participate in such distributions. Any distribution made pursuant to the provisions of Sections 5.02(d), 5.02(f) and 5.02(i) in which a B-1 Member does not participate pursuant to the foregoing proviso shall be made pro rata in accordance with the respective Percentage Interests of those Members who are, in fact, entitled to participate in such distribution.”

20.             Section 7.1(a) of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“Except for situations in which the approval of any Member is expressly required by non-waivable provisions of Applicable Law or as otherwise expressly required by this Agreement, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a board of Managers (the “Board of Managers”) and (ii) the Board of Managers may make all decisions and take all actions for the Company not otherwise expressly provided for in this Agreement including, without limitation, the issuance of Class B Membership Interests and/or Class B-1 Membership Interests not in excess of an aggregate of the Class B Limit after giving effect to Class B Membership Interests and Class B-1 Membership Interests granted as of such date following such issuance; provided, however, that with respect to any decisions made by the Board of Managers concerning the issuance of Class B Membership Interests and/or Class B-1 Membership Interests, (i) in no event shall the Chief Executive Officer, or any other executive officer, of AX Holding participate in such determination by the Board of Managers and (ii) such decisions shall require the affirmative approval of at least one Manager designated by each of Golden Gate and Goldman in each case so long as such party is entitled to designate a Manager. The Board of Managers shall be the managers of the Company within the meaning of Section 18-402 of the Act. Subject to the Act or as otherwise provided in this Agreement, the Board of Managers must act as a board, and no individual Manager, as such, shall have any authority to bind or act for, or assume any obligation or responsibility on behalf of, the Company unless expressly authorized to do so by action taken by the Board of Managers in accordance with this Agreement.”

21.           Section 7.4(a)(v) of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“(A) the issuance of any Membership Interests other than Class B Membership Interests and/or Class B-1 Membership Interests up to the Class B Limit after giving effect to Class B Membership Interests and Class B-1 Membership Interests granted as of such date following such issuance, (B) prior to the expiration of the IPO Lock-Up Period, any issuance of Equity Securities, other than Membership Interests, or (C) any increase in the Percentage Interest of any Membership Interest, subject to the last sentence of Section 3.3;”

22.             Section 8.1(d) of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“No Class B Member or Class B-1 Member may, directly or indirectly, Transfer all or a portion of his, her or its Membership Interests except (a) to a Permitted Transferee, (b) pursuant to Rule 144, or (c) as otherwise expressly provided in Section 8.4, 8.5, 8.6 or 8.7.”

23.           Section 8.5 of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“Class B Member Tag Along Rights. In the event of a proposed Sale Transaction, no Investor shall Transfer its Membership Interest until the Class B Members and the Class B-1 Members have been given the opportunity, at their option, exercisable within fifteen Business Days after the date of written notice by the Investors of the proposed Sale Transaction, to sell his or her Class B Membership Interests and/or Class B-1 Membership Interests, as the case may be, to the proposed Transferee at the price attributable to Class B Membership Interests or the Class B-1 Membership Interests, as the case may be, determined as if the consideration to be received in such Sale Transaction were distributed in accordance with Section 4.4 and otherwise upon the same terms and conditions offered to the Investors. In order to be entitled to exercise their rights to sell Class B Membership Interests or Class B-1 Membership Interests, as the case may be, pursuant to this Section 8.5, a Class B Member or Class B-1 Member must agree to make to the Transferee substantially the same representations, warranties, covenants, indemnities and agreements as the Investors agree to make in connection with the proposed Sale Transaction, provided that (A) such agreements shall be customary for the kind of transactions contemplated and (B) no Class B Member or Class B-1 Member shall be required to make representations and warranties in connection with such Sale Transaction other than customary representations and warranties, on a several and not joint basis, regarding the power and authority of that Member to engage in such Sale Transaction, the receipt of appropriate corporate or similar authorization, the absence of any consents or approvals applicable to such Class B Member or Class B-1 Member (other than those which have been obtained), and that such Class B Member or Class B-1 Member has good and marketable title to its Class B Membership Interests or Class B-1 Membership Interests, as the case may be, free and clear of all liens, claims and other encumbrances, and if the Members have any indemnification obligations in connection with such Sale Transaction, the terms and conditions of each Class B Member’s or Class B-1 Member’s, as the case may be, indemnification obligation, if any, shall be several, shall be proportionate to such Class B Member’s or Class B-1 Member’s Percentage Interest, shall not exceed the net proceeds to such Member in connection with such Sale Transaction and shall exclude any liability for any breach of any representation, warranty, covenant or agreement by any other Member.”

24.           Section 8.7 of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“Repurchase by the Company. At any time within 180 days after the Termination Date of a Class B Member or a Class B-1 Member or after such Class B Member or Class B-1 Member commences to engage in any Competitive Activity and the Company becomes aware thereof, the Company or its delegate shall have the right, but not the obligation, to purchase from, and to cause such Class B Member or Class B-1 Member to sell to the Company, with respect to a Class B Member, all or any portion of the Class B Membership Interests of such Class B Member, and with respect to a Class B-1 Member, all or any portion of the Class B-1 Membership Interests of such Class B-1 Member, in each case for cash in the amount of the Fair Market Value of such Class B Membership Interests or Class B-1 Membership Interests, as the case may be, as of the Termination Date. If the Company is prohibited from exercising such right to purchase Class B Membership Interests or Class B-1 Membership Interests, as the case may be, by the terms of any Financing Document, the Company may purchase such Class B Membership Interests or Class B-1 Membership Interests in exchange for a promissory note from the Company in the amount of the Fair Market Value of such Class B Membership Interests or Class B-1 Membership Interests, as the case may be, bearing interest at the applicable federal rate (as defined in Section 1274(d) of the Code), which note shall become due and payable at such time as the restrictions under the Financing Documents terminate.”

25.             Section 12.1 of the Operating Agreement shall be deleted in its entirety and replaced with the following:

“This Agreement, may not be amended without the prior written consent of (A) each Investor whose Percentage Interest is equal to or greater than 10%, (B) each Investor adversely affected by such amendment; provided that in no event shall the consent of any Member be required for any amendment reflecting the issuance of Class B Membership Interests or Class B-1 Membership Interests in accordance with the terms of this Agreement, (C) each Class B Member to the extent that any such amendment (i) adversely affects a Class B Member’s Percentage Interest (except as otherwise permitted pursuant to this Agreement), (ii) adversely affects any payments to which a Class B Member or a former Class B Member has become entitled pursuant to this Agreement or (iii) adversely affects the right of a Class B Member under Section 4.2 or Article VIII hereof (and related definitions) or this Article XII, (D) each Class B-1 Member to the extent that any such amendment (i) adversely affects a Class B-1 Member’s Percentage Interest (except as otherwise permitted pursuant to this Agreement), (ii) adversely affects any payments to which a Class B-1 Member or a former Class B-1 Member has become entitled pursuant to this Agreement or (iii) adversely affects the right of a Class B-1 Member under Section 4.2 or Article VIII hereof (and related definitions) or this Article XII, (E) each Special Member to the extent any such amendment (i) adversely affects a Special Member’s Percentage Interest (except as otherwise permitted pursuant to this Agreement), (ii) adversely affects any payment to which a Special Member has become entitled pursuant to this Agreement, (iii) adversely affects the rights of a Special Member under Article III and Article VIII hereof (and related definitions), Section 5.1, Section 9.2 and this Article XII or (iv) amends Section 4.4(b) hereof (and related definitions) and (F) each Class A Member other than an Investor or a Special Member to the extent that any such amendment (i) adversely affects the Percentage Interest of a Class A Member other than an Investor or a Special Member (except as otherwise permitted pursuant in this Agreement), (ii) adversely affects any payments to which a Class A Member other than an Investor or a Special Member has become entitled to pursuant to this Agreement or (iii) adversely affects the right of a Class A Member other than an Investor or a Special Member under Article III, Article VIII, Section 5.1, Section 9.2 and this Section 12.1(F) (and related definitions) in a manner that is adverse materially and disproportionately to such Class A Member as compared to other Class A Members.”

26.             Section 13.9 of the Operating Agreement is deleted in its entirety and replaced with the following:

“Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and sent by overnight courier, or by telephone or facsimile, if such telephone conversation or facsimile is followed by a hard copy of the telephone conversation or facsimiled communication sent by overnight courier, charges prepaid, addressed as reflected on Schedule A, Schedule B or Schedule B-1 or to such other address as such Person may from time to time specify by notice to the Members. Any such notice shall be deemed to be delivered, given, and received as of the date so delivered.”

27.           All other terms of the Operating Agreement shall remain in full force and effect and, by their execution of this Amendment, each Newly Admitted Member makes the representations and warranties set forth in Section 5.2 of the Operating Agreement and agrees to be bound by all of the terms and conditions of the Operating Agreement applicable to the Members.

28.          This Amendment may be executed in several counterparts, and all counterparts so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or same counterpart.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the dale first above written.

VGG HOLDING LLC

By:	/s/ Robert B. Mckeon
	Name:	Robert B. Mckeon
	Title:	President